Exhibit 4.3

                         INNOTECH, INC.

                   1996 EQUITY INCENTIVE PLAN


Section 1.  Purpose; Definitions.

          The purpose of the Innotech, Inc. 1996 Equity Incentive Plan (the "Plan") is to enable Innotech, Inc. (the "Company") to offer to officers, other employees and independent agents, consultants and advisors of the Company and its subsidiaries, long-term performance-based stock and/or other equity interests in the Company thereby enhancing its ability to attract, retain and reward such individuals. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Agents" means those persons who are not employees of the Company or any subsidiary, including independent agents, consultants and advisors for the Company.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate.

          (e) "Company" means Innotech, Inc., a corporation organized under the laws of the State of Delaware.

          (f) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 8 below, at the end of a specified deferral period.

          (g) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

          (h) "Early Retirement" means retirement, with the approval of the Committee for purposes of one or more award(s) hereunder, from active employment with the Company or any Subsidiary prior to age 65.

          (i) Fair Market Value: As said term is used in the Plan, the "Fair Market Value" of a share of Stock on any day means: (i) if the principal market for the Stock is The New York Stock Exchange, any other national securities exchange or the Nasdaq National Market, the closing sales price of the Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (ii) if the principal market for the Stock is not a national securities exchange and the Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Stock on such day as quoted on such System, or (iii) if the principal market for the Stock is not a national securities exchange and if the Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Company by any method which it deems to be appropriate. The determination of the Company shall be conclusive as to the Fair Market Value of the Stock.

          (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (k) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (l) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

          (m)  "Other Stock-Based Award" means an award under
Section 9 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

          (n)  "Plan" means this Innotech, Inc. 1996 Equity
Incentive Plan, as hereinafter amended from time to time.

          (o) "Qualified Domestic Relations Order" shall have the meaning assigned to such term under the Code and the regulations promulgated thereunder.

          (p) "Restricted Stock" means Stock, received under an award made pursuant to Section 7 below, that is subject to restrictions under said Section 7.

          (q)  "Retirement" means Normal Retirement or Early
Retirement.

          (r) "SAR Value" means the value of the excess of the Fair Market Value of one share of Stock over the Stock Option exercise price per share specified in a related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

          (s) "Stock" means the Common Stock of the Company, par value $.001 per share.

          (t) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the SAR Value.

          (u) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

          (v) "Subsidiary" means any present or future subsidiary corporation or affiliated entity of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto.

Section 2.  Administration.

          (a) The Plan shall be administered by the Committee, the membership of which shall be at all times constituted so as to not adversely affect the compliance of awards under the Plan with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the requirements of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder, as in effect from time to time, or with the requirements of any other applicable law, rule or regulation.

          The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other employees of the Company and Agents under Section 4 below: (i) Stock Options,
(ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv)
Deferred Stock, and/or (v) Other Stock- Based Awards.

          (b) For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of the Plan):

          (i) to select the officers, other employees and Agents of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may from time to time be granted hereunder;

          (ii) to determine the Incentive Stock Options,
Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more officers, other employees and Agents;

          (iii) to determine the number of shares to be covered by each award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, acceleration or forfeiture provisions, as the Committee shall determine);

          (v) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Subsidiary outside of the Plan;

          (vi) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred, which may be either automatic or at the election of the participant; and

          (vii) to substitute (A) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher Option exercise prices and/or contain other less favorable terms, and (B) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

          Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan.

          Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Plan participants.

Section 3.  Stock Subject to Plan.

          The total number of shares of Stock reserved and available for distribution under the Plan shall be 200,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares of Stock as to which any individual may receive an award hereunder during any calendar year shall be 100,000.

          If any shares of Stock underlying an Option cease to be subject to such Option, or if any shares of Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of cash and/or Stock, such shares shall, for purposes of both of the limitations set forth in the preceding paragraph, again be available for distribution in connection with future grants and awards under the Plan.

          In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan participant or a regular cash dividend), Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and Option exercise price of shares subject to outstanding Options granted under the Plan, in the maximum number of shares as to which any individual may receive an award hereunder in any calendar year and in the number of shares subject to other outstanding awards (including but not limited to awards of Restricted Stock, Deferred Stock and Other Stock-Based Awards) granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number. Such adjusted Option exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

          Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange, stock market or quotation system or under any state, federal or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares of Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

Section 4.  Eligibility.

          Officers and other employees of the Company or any Subsidiary (but excluding members of the Committee and any person who serves only as a director of the Company) who are at the time of the grant of an award under this Plan regularly employed by the Company or any Subsidiary on a full-time basis and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Subsidiary, as well as Agents, are eligible to be granted Options and other awards under the Plan. Eligibility under the Plan for such officers and other employees of the Company, and Agents, shall be determined by the Committee.

Section 5.  Stock Options.

          (a) Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Committee may from time to time approve. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights), which may be granted alone or in addition to other awards granted by the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

          Anything in the Plan to the contrary notwithstanding, no Incentive Stock Options shall be granted under the Plan unless the Plan shall have been approved by the Company's stockholders in accordance with the requirements of Section 422 of the Code, and no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

          (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

          (i) Option Exercise Price. The Option exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value at the time of grant (110%, in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or subsidiary corporations ("10% Stockholder"), as those terms are defined in Sections 424(e) and
(f) of the Code).

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date on which the Option is granted.

          (iii) Exercisability. To ensure that the Company or any Subsidiary will achieve the purpose and receive the benefits contemplated in the Plan, any option granted to any optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the Option or by resolution adopted by the Committee, be exercisable according to the following schedule:

                                           Portion of Total Option
          Time Period                        Which is Exercisable

          Date of Grant                           33%
          First Anniversary of Date of Grant      33%
          Second Anniversary of Date of Grant     34%

          Subject to the vesting schedule described above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the Option if fewer than 100 shares) may be purchased upon any exercise of Option hereunder and that only whole shares will be issued pursuant to the exercise of any Option.

          (iv) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the Option exercise price, which shall be in cash or, unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, in whole shares of Stock which are already owned by the holder of the Option or, unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the Option exercise price therefor. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. An optionee shall have none of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares shall be transferred to the optionee upon the exercise of the Option. At the discretion of the Board or the Committee, as the case may be, an Option may be exercised with respect to a specified number of shares of Stock by written notice of exercise to the Company stating that (i) the Option exercise price for the shares and any withholding tax due thereon will be paid to the Company directly by a broker-dealer designated by the optionee and irrevocable instructions to such effect have been furnished by the optionee to such broker-dealer; and (ii) an advice from the broker-dealer confirming payment to the Company will be promptly delivered to the Company. The exercise of any such Option shall be irrevocable at the time of notice to the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to the exercise of the Option until the Company has confirmed the receipt of good and sufficient funds in payment of the exercise price thereof.

          (v) Transferability; Exercisability. Unless otherwise specifically provided in the Stock Option agreement referred to in
Section 5(b)(xii) below, no Stock Option shall be transferable by the optionee otherwise than by will, by the laws of descent and distribution or by a Qualified Domestic Relations Order, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by his spouse to whom the Option has been transferred pursuant to the terms of a Qualified Domestic Relations Order.

          (vi) Termination by Reason of Death. Subject to Section 5(b)(x) below, in the event of the death of an optionee, any Stock Option held by such optionee, unless otherwise determined by the Committee, shall be exercisable by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify, which period shall not be greater than three months in the case of an Incentive Stock Option) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter, to the extent such Stock Option was exercisable at the time of death.

          (vii) Termination by Reason of Disability of Employee Optionee. Subject to Section 5(b)(x) below, any Stock Options held by an optionee who is an officer or employee and whose employment by the Company or any Subsidiary terminates by reason of Disability, unless otherwise determined by the Committee, shall be exercisable by the optionee for a period of one year (or such other period as the Committee may specify, which period shall not be greater than three months in the case of an Incentive Stock Option) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, to the extent such Stock Option was exercisable at the time of such Disability; provided, however, that if the optionee dies within such one-year period (or such other period as the Committee shall specify, which period shall not be greater than three months in the case of an Incentive Stock Option), any unexercised Stock Option (other than an Incentive Stock Option) held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (viii) Termination by Reason of Retirement of Employee Optionee. Subject to Section 5(b)(x) below, any Stock Options held by an optionee who is an officer or employee and whose employment by the Company or a Subsidiary terminates by reason of Normal Retirement, unless otherwise determined by the Committee, shall be exercisable by the optionee for a period of one year (or such other period as the Committee may specify, which period shall not be greater than three months in the case of an Incentive Stock Option) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, to the extent such Stock Option was exercisable at the time of such Normal Retirement; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option (other than an Incentive Stock Option) held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate, provided if the Committee so approves at the time of Early Retirement, any Stock Option held by the optionee shall become fully vested and may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

          (ix) Other Termination of Employment of Employee Optionee. Subject to the provisions of Section 13(g) below and unless otherwise determined by the Committee, if an optionee who is an officer or employee whose employment by the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, any Stock Options held by him shall thereupon automatically terminate, except that if the optionee's employment is involuntarily terminated by the Company or a Subsidiary, without cause, such Stock Option may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

          (x)  Intentionally Omitted.

          (xi) Buy-out and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish, and communicate to the optionee at the time that such offer is made.

          (xii) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

Section 6. Stock Appreciation Rights.

          (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted by the Company. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

          A Stock Appreciation Right which is granted with respect to a given Stock Option shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock Option equals the number of shares covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b) below, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount (and in the form) determined in the manner prescribed in
Section 6(b) below. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

          (b) Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 hereof and this Section 6; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of such Stock Appreciation Right, except that this special limitation shall not apply in the event of Disability or Termination of an employee optionee or death of an optionee prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal to the SAR Value. The Committee shall have the right to determine the form of payment, subject to Section 6(b)(v) below. For purposes of this paragraph, the shares of Stock will be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right.

          (iii) Stock Appreciation Rights shall be transferable and exercisable only when and to the extent that the underlying
Stock Option would be transferable and exercisable under Section
5(b)(v) hereof.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitations set forth in Section 3 hereof on the number of shares of Stock to be issued under the Plan and on the maximum number of shares of Stock with respect to which any individual may receive an award, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based upon the SAR Value.

          (v) The Committee may grant "Limited Stock Appreciation Rights", i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control as defined in Section 10 hereof, subject to such terms and conditions as the Committee may specify at the time of grant. Said Limited Stock Appreciation Rights shall be settled solely in cash, in an amount equal to the SAR Value.

          Each grant of Stock Appreciation Rights shall be confirmed by, and shall be subject to the terms of, an agreement, executed by the Company and the participant.

Section 7. Restricted Stock.

          (a) Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to other awards granted by the Company. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

          The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine.

          (b) Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

          (i) Restricted Stock, when issued, shall be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Restricted Stock agreement. Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

          (ii) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder thereof shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (E) a breach by the holder of any of the restrictions, terms or conditions contained in this Plan or the Restricted Stock agreement referred to in the following clause (iv) or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

          (iii) Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in the following clause (iv), and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

          (iv) Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

Section 8.  Deferred Stock.

          (a) Grant and Exercise. Deferred Stock may be awarded either alone or in addition to other awards granted by the Company. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and all the other terms and conditions of the awards.

          The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

          (b) Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vii) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in
Section 8(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the number of shares covered by the Deferred Stock award.

          (ii) As determined by the Committee at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 8(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

          (iii) Subject to the provisions of the award agreement and this Section 8 and Section 13(g) below, upon termination of a participant who is an officer or employee whose employment with the Company or any Subsidiary is terminated for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 8(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant.

          (iv) The Committee may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

          (v) In the event of hardship or other special circumstances of an Agent or a participant who is an officer or employee whose employment with the Company or any Subsidiary is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the award agreement referred to in Section 8(b)(vii) below with respect to any or all of the participant's Deferred Stock.

          (vi) A participant may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

          (vii) Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

Section 9.  Other Stock-Based Awards.

          (a) Grant and Exercise. Other Stock-Based Awards which may include performance shares, and shares valued by reference to the performance of the Company or any Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock under this or any other plan of the Company.

          The Committee shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

          (b) Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:

          (i) Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee at the time of the award. The Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

          (iii) Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee.

          (iv) In the event of Retirement, Disability or death of a participant who is an officer or employee of the Company or any Subsidiary, or in cases of special circumstances of any participant, the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

          (v) Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.

Section 10.  Change in Control Provisions.

          (a) A "Change of Control" shall be deemed to have occurred on the tenth day after:

          (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Act) of more than 20% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

          (ii) the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

          (iii) the stockholders of the Company approve (1) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (2) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (3) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

          (b)  In the event of a "Change of Control" as defined in
Section 10(a) above, awards granted under the Plan will be subject to the following provisions, unless the provisions of this Section 10 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a "Change of Control":

          (i)  all outstanding Stock Options, and all Stock
Appreciation Rights (including Limited Stock Appreciation Rights) shall become exercisable in full, whether or not otherwise exercisable or fully vested at such time, and any such Stock Option or Stock Appreciation Right shall remain exercisable in full thereafter until it expires pursuant to its terms; and

          (ii) all restrictions and deferral limitations contained in Restricted Stock awards, Deferred Stock awards and Other
Stock-Based Awards granted under the Plan shall lapse.

Section 11.  Amendments and Termination.

          The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan. The Committee may amend the terms of any award theretofore granted under the Plan; provided, however, that subject to Section 3 hereof, no such amendment may be made by the Committee which in any material respect impairs the rights of the participant without the participant's consent.

Section 12.  Unfunded Status of Plan.

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 13.  General Provisions.

          (a) Investment Representations. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view to distribution thereof.

          All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b) Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

          (c) Continued Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any officer, employee or Agent of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its officers and employees or the relationship of Agents at any time.

          (d) Withholding. Not later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company or the participant's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Subsidiary.

          (e) Governing Law. The validity, construction and effect of the Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

          (f) Other Benefit Plans. Any Stock Option granted or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

          (g) Employee Status. A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan to officers and employees of the Company or any Subsidiary shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Subsidiary. If an optionee's relationship with the Company or any Subsidiary changes (i.e., from an employee to an Agent), such change shall constitute a termination of an optionee's employment with the Company or a Subsidiary, and the optionee's Option shall terminate in accordance with Section 5(b)(viii) hereof as if the employment of the optionee terminated by reason of Early Retirement.

          (h) Non-Transferability. Except as otherwise expressly provided in the Plan or in any Stock Option or other applicable agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, otherwise than by will, by the laws of descent and distribution or by a Qualified Domestic Relations Order, and any attempt otherwise to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

          (i) Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (A) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended and (B) the rules and regulations of any securities exchange on which the Stock may be listed.

          (j) Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under
Section 422 of the Code, such provision shall be deemed to be incorporated herein, with the same force and effect as if such provision had been set out at length herein.

          (k) Written Agreements. The Committee may terminate any Stock Option or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the participant for his or her execution.

          (l) Consideration for Stock. The Committee may not grant any awards under the Plan pursuant to which the Company will be required to issue any shares of Stock unless the Company will receive consideration for the shares of Stock sufficient under the laws of the State of Delaware so that such shares of Stock will be fully paid and nonassessable when issued.

Section 14.  Effective Date of Plan.

          The Board approved the Plan on October 4, 1996, and the Plan became effective on such date (the "Effective Date"). The Plan shall be governed by the provisions of Rule 16b-3 under
Section 16 of the Exchange Act, as amended by Release Number 34-37260, and shall not be subject to the phase-in period for such amendment.

Section 15.  Term of Plan.

    No Stock Option, Stock Appreciation Rights, Restricted Stock award, Deferred Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after ten years after the Effective Date, but awards granted prior to such date may extend beyond that date.

As of October 4, 1996